     As filed with the Securities and Exchange Commission on April 24, 2001

                                                   Registration No. 333-________

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        LEAP WIRELESS INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

                  DELAWARE                                    33-0811062
        (State or other jurisdiction                       (I.R.S. Employer
      of incorporation or organization)                  Identification No.)

                                 --------------

                           10307 PACIFIC CENTER COURT
                           SAN DIEGO, CALIFORNIA 92121
                                 (858) 882-6000
                    (Address of principal executive offices,
                    including zip code, and telephone number)

            LEAP WIRELESS INTERNATIONAL, INC. 2001 EXECUTIVE OFFICER
                           DEFERRED BONUS STOCK PLAN

             LEAP WIRELESS INTERNATIONAL, INC. 1998 EMPLOYEE STOCK
                           PURCHASE PLAN, AS AMENDED

     LEAP WIRELESS INTERNATIONAL, INC. RESTRICTED STOCK PURCHASE AGREEMENTS
               WITH THOMAS MACISAAC, DAVID MAQUERA AND JEB SPENCER
                            (Full title of the plan)

                                 --------------

           HARVEY P. WHITE                                 Copies to:
       CHIEF EXECUTIVE OFFICER                      BARRY M. CLARKSON, ESQ.
  LEAP WIRELESS INTERNATIONAL, INC.                     LATHAM & WATKINS
      10307 PACIFIC CENTER COURT               12636 HIGH BLUFF DRIVE, SUITE 300
     SAN DIEGO, CALIFORNIA 92121                  SAN DIEGO, CALIFORNIA 92130
            (858) 882-6000                               (858) 523-5400
 (Name, address, including zip code,
   and telephone number, including
   area code, of agent for service)

                                      CALCULATION OF REGISTRATION FEE
============================================================================================================
                                              Amount      Proposed Maximum   Proposed Maximum     Amount of
       Title of Securities                     to be       Offering Price   Aggregate Offering  Registration
        to be Registered                   Registered(1)      Per Share           Price             Fee
------------------------------------------------------------------------------------------------------------
Common Stock, $.0001 par value(3).....        614,000         $28.765(2)       $17,661,710(2)      $4,416
============================================================================================================

(1) A maximum of 275,000 shares of common stock were reserved for issuance under the Leap Wireless International, Inc. 2001 Executive Officer Deferred Bonus Stock Plan (the "2001 Plan"). A maximum of 500,000 shares of common stock were reserved for issuance under the Leap Wireless International, Inc. 1998 Employee Stock Purchase Plan, as amended (the "Purchase Plan"), 200,000 shares of which were registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement on Form S-8 (File No. 333-63823) filed by the Registrant on September 19, 1998. Also includes 15,000 shares to be issued to Thomas MacIsaac under a Restricted Stock Purchase Agreement, 12,000 shares to be issued to David Maquera under a Restricted Stock Purchase Agreement and 12,000 shares to be issued to Jeb Spencer under a Restricted Stock Purchase Agreement (collectively the "Restricted Stock Purchase Agreements"). All shares reserved for issuance under the 2001 Plan, all shares reserved for issuance under the Purchase Plan that were not previously registered, and all shares reserved for issuance under the Restricted Stock Purchase Agreements are being registered hereunder. Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of the Registrant's common stock that become issuable under the 2001 Plan, the Purchase Plan or the Restricted Stock Purchase Agreements by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant's outstanding shares of common stock.

(2) Estimated in accordance with Rule 457(h) for purposes of computing the registration fee for shares for which the offering price cannot be presently determined. The Proposed Maximum Offering Price Per Share was calculated pursuant to Rules 457(c) and (h) under the Securities Act on the basis of $28.765 per share, the average of the high and low price of the Registrant's common stock as reported on the Nasdaq National Market on April 17, 2001.

(3) Each share of common stock includes a right to purchase one one-thousandth of a share of Series A Junior Participating preferred stock, par value $.0001 per share.

                                     PART I

ITEM 1. PLAN INFORMATION.

        Not required to be filed with this Registration Statement.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

        Not required to be filed with this Registration Statement.

                                     PART II

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this Registration Statement, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents we have filed, or may file, with the SEC:

        - Our Annual Report on Form 10-K for the fiscal year ended December 31, 2000 filed with the SEC on March 2, 2001;

        - Amendment No. 2 to our Annual Report on Form 10-K for the fiscal year ended August 31, 1999 filed on Form 10-K/A with the SEC on June 28, 2000;

        - Our Current Report on Form 8-K dated January 11, 2001 filed with the SEC on January 19, 2001 and Amendment No. 1 thereto filed on Form 8-K/A with the SEC on January 25, 2001;

        - Our Current Report on Form 8-K dated January 23, 2001 filed with the SEC on January 31, 2001;

        - Our Current Report on Form 8-K dated February 14, 2001 filed with the SEC on February 14, 2001;

        - Our Current Report on Form 8-K dated March 16, 2001 filed with the SEC on March 16, 2001;

        - Our Current Report on Form 8-K dated April 9, 2001 filed with the SEC on April 9, 2001;

        - Our Current Report on Form 8-K dated April 19, 2001 filed with the SEC on April 20, 2001;

        - The description of our common stock and associated preferred stock purchase rights contained in our Registration Statement on Form 10 filed with the SEC on July 1, 1998, as amended; and

        - All documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date this Registration Statement is filed with the SEC and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part of it from the respective dates of filing of those documents.

        A statement contained in a document incorporated by reference herein shall be deemed to be modified or superceded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated herein modifies or replaces such statement. Any statements so modified or superceded shall not be deemed, except as so modified or superceded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Officers and directors of Leap are covered by the provisions of the Delaware General Corporation Law ("DGCL"), the charter, the bylaws, individual indemnification agreements with Leap and insurance policies which serve to limit, and, in some instances, to indemnify them against, certain liabilities which they may incur in such capacities. These various provisions are described below.

        Elimination of Liability in Certain Circumstances. In June 1986, Delaware enacted legislation which authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of directors' fiduciary duty of care. This duty of care requires that, when acting on behalf of the corporation, directors must exercise an informed business judgment based on all significant information reasonably available to them. Absent the limitations now authorized by such legislation, directors are accountable to corporations and their stockholders for monetary damages for conduct constituting negligence or gross negligence in the exercise of their duty of care. Although the statute does not change directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The charter limits the liability of directors to Leap or its stockholders (in their capacity as directors but not in their capacity as officers) to the fullest extent permitted by such legislation. Specifically, the directors of Leap will not be personally liable for monetary damages for breach of a director's fiduciary duty as director, except for liability:

        - for any breach of the director's duty of loyalty to Leap or its stockholders;

        - for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

        - for unlawful payments of dividends or unlawful share repurchases or redemptions as provided in Section 174 of the DGCL; or

        - for any transaction from which the director derived an improper personal benefit.

        Indemnification and Insurance. As a Delaware corporation, Leap has the power, under specified circumstances generally requiring the directors or officers to have acted in good faith and in a manner they reasonably believe to be in or not opposed to Leap's best interests, to indemnify its directors and officers in connection with actions, suits or proceedings brought against them by a third party or in the name of Leap, by reason of the fact that they were or are such directors or officers, against expenses, judgments, fines and amounts paid in settlement in connection with any such action, suit or proceeding. The bylaws generally provide for mandatory indemnification of Leap's directors and officers to the full extent provided by Delaware corporate law. In addition, Leap has entered into indemnification agreements with its directors and officers which generally provide for indemnification of the officers and directors to the fullest extent permitted under Delaware law, including under circumstances for which indemnification would otherwise be discretionary under Delaware law.

        Leap has purchased and intends to maintain insurance on behalf of any person who is or was a director or officer of Leap, or is or was a director or officer of Leap serving at the request of Leap as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not Leap would have the power or obligation to indemnify him or her against such liability under the provisions of its charter or bylaws.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8. EXHIBITS.

        Exhibit
        Number                      Description of Exhibit
        -------                     ----------------------
         4.1(1)       Form of Common Stock Certificate.

         4.2(2) Rights Agreement, dated as of September 14, 1998, between the Registrant and Harris Trust Company of California.

         4.2.1(3)     First Amendment to Rights Agreement, dated as of February
                      8, 2000, between the Registrant and Harris Trust Company of California.

         4.2.2(3)     Second Amendment to Rights Agreement, dated as of March
                      30, 2000, between the Registrant and Harris Trust Company of California.

         4.3*         Leap Wireless International, Inc. 2001 Executive Officer
                      Deferred Bonus Stock Plan.

         4.4*         Leap Wireless International, Inc. 1998 Employee Stock
                      Purchase Plan, as amended.

         4.5*         Form of the Registrant's Restricted Stock Purchase
                      Agreement.

         5.1*         Opinion of Latham & Watkins.

        23.1* Consent of PricewaterhouseCoopers LLP, independent accountants.

        23.2* Consent of PricewaterhouseCoopers, independent accountants.

        23.3*         Consent of Latham & Watkins. Reference is made to Exhibit
                      5.1.

        24.1*         Power of Attorney (included in signature page).

----------

 *      Filed herewith.

(1) Filed as an exhibit to the Registrant's Registration Statement on Form 10, as amended (File No. 0-29752), and incorporated herein by reference.

(2) Filed as an exhibit to the Registrant's Current Report on Form 8-K dated September 14, 1998, and incorporated herein by reference.

(3) Filed as an exhibit to the Registrant's Quarterly Report on Form 10-Q for the quarter ended May 31, 2000, as filed with the SEC on July 17, 2000, and incorporated herein by reference.

ITEM 9. UNDERTAKINGS.

        (a)    The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and
(a)(1)(ii) above do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, County of San Diego, State of California, on this 23rd day of April, 2001.

                                        By: /s/ THOMAS D. WILLARDSON
                                           -------------------------------------
                                           Thomas D. Willardson
                                           Senior Vice President, Finance and
                                           Treasurer

                                POWER OF ATTORNEY

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Harvey P. White and James E. Hoffmann and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act of 1933, as amended, which relates to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

               SIGNATURE                                 TITLE                          DATE
               ---------                                 -----                          ----
       /s/  HARVEY P. WHITE                   Chief Executive Officer and          April 23, 2001
---------------------------------------                Director
            Harvey P. White                  (Chief Executive Officer)

       /s/ SUSAN G. SWENSON                   President, Chief Operating           April 23, 2001
---------------------------------------                 Officer
           Susan G. Swenson                          and Director

     /s/ THOMAS D. WILLARDSON                   Senior Vice President,             April 23, 2001
---------------------------------------                 Finance
         Thomas D. Willardson                        and Treasurer
                                               (Chief Financial Officer)

      /s/ STEPHEN P. DHANENS                 Vice President and Controller         April 23, 2001
---------------------------------------       (Chief Accounting Officer)
          Stephen P. Dhanens

       /s/  JILL E. BARAD                              Director                    April 23, 2001
---------------------------------------
            Jill E. Barad

      /s/ THOMAS J. BERNARD                   Vice Chairman and Director           April 23, 2001
---------------------------------------
          Thomas J. Bernard

                                                       Director                    April __, 2001
---------------------------------------
      Alejandro Burillo Azcarraga

               SIGNATURE                                 TITLE                          DATE
               ---------                                 -----                          ----
       /s/ ANTHONY R. CHASE                            Director                    April 23, 2001
---------------------------------------
           Anthony R. Chase

        /s/ ROBERT C. DYNES                            Director                    April 23, 2001
---------------------------------------
            Robert C. Dynes

        /s/ SCOT B. JARVIS                             Director                    April 23, 2001
---------------------------------------
            Scot B. Jarvis

      /s/ MICHAEL B. TARGOFF                           Director                    April 23, 2001
---------------------------------------
          Michael B. Targoff

      /s/ JEFFREY P. WILLIAMS                          Director                    April 23, 2001
---------------------------------------
          Jeffrey P. Williams

                                  EXHIBIT INDEX

    Exhibit
    Number                      Description of Exhibit
    -------                     ----------------------
     4.1(1)        Form of Common Stock Certificate.

     4.2(2)        Rights Agreement, dated as of September 14, 1998, between the
                   Registrant and Harris Trust Company of California.

     4.2.1(3)      First Amendment to Rights Agreement, dated as of February 8,
                   2000, between the Registrant and Harris Trust Company of
                   California.

     4.2.2(3)      Second Amendment to Rights Agreement, dated as of March 30,
                   2000, between the Registrant and Harris Trust Company of
                   California.

     4.3*          Leap Wireless International, Inc. 2001 Executive Officer
                   Deferred Bonus Stock Plan.

     4.4*          Leap Wireless International, Inc. 1998 Employee Stock
                   Purchase Plan, as amended.

     4.5*          Form of the Registrant's Restricted Stock Purchase Agreement.

     5.1*          Opinion of Latham & Watkins.

    23.1* Consent of PricewaterhouseCoopers LLP, independent accountants.

    23.2*          Consent of PricewaterhouseCoopers, independent accountants.

    23.3*          Consent of Latham & Watkins. Reference is made to Exhibit
                   5.1.

    24.1*          Power of Attorney (included in signature page).

----------

 *      Filed herewith.

(1) Filed as an exhibit to the Registrant's Registration Statement on Form 10, as amended (File No. 0-29752), and incorporated herein by reference.

(3) Filed as an exhibit to the Registrant's Current Report on Form 8-K dated September 14, 1998, and incorporated herein by reference.

(3) Filed as an exhibit to the Registrant's Quarterly Report on Form 10-Q for the quarter ended May 31, 2000, as filed with the SEC on July 17, 2000, and incorporated herein by reference.